Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form F-4 (File No. 333-160551) of Hydrogenics Corporation (“Amendment No. 2”) of our reports dated March 24, 2009 relating to the financial statements, the effectiveness of internal control over financial reporting and Canada-US reporting difference of Hydrogenics Corporation which appear in the 2008 Annual Report on Form 20-F/A, which appears in this Registration Statement. We also consent to the reference to us under the heading “Interests of Experts” which appears in the 2008 Annual Information Form of Hydrogenics Corporation which appears in this Registration Statement. We also consent to the use of our report dated June 23, 2009 relating to the financial statement of 7188501 Canada Inc. which appears in the Management Proxy Circular dated June 25, 2009 of Hydrogenics Corporation which appears in this Registration Statement.

/s/ Pricewaterhouse Coopers LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Ontario

September 9, 2009